UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2022

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On May 13, 2022, Mario Ramos, Chief Financial Officer and Chief Risk Officer of Evolv Technologies Holdings, Inc. (the “Company”), notified the Company of his decision to resign from his position, effective May 31, 2022, to pursue another opportunity as Chief Executive Officer at a privately held financial services company. The Company thanks Mr. Ramos for his leadership and contribution.

Appointment of Officer

On May 19, 2022, the Company announced that Mark Donohue will succeed Mr. Ramos as the Company’s Chief Financial Officer, effective as of June 1, 2022.

Prior to joining the Company, Mr. Donohue, 48, served as Chief Financial Officer of Vestmark, Inc. (“Vestmark”), a provider of SaaS-based portfolio management and trading tools for financial advisors and institutions where he oversaw Vestmark’s Financial Planning, Corporate Development, Accounting and Investor Relation departments, from August 2018 to May 2022. Prior to his time at Vestmark, Mr. Donohue served at Rapid7, Inc. (“Rapid7”), a provider of security analytics and automation, in several senior roles including Vice President of Finance, Corporate Development, and Treasury & Investor Relations, from February 2016 to August 2018. Before his time at Rapid7, Mr. Donohue held multiple Director level positions at Cisco Systems in which he was involved in strategy, finance and business operations and Starent Networks, Corp., in which he was involved in investor relations and treasury roles, and held senior roles at International Data Corporation, Ferris Baker Watts Inc., Teradyne, Inc. and Quantum Corporation. He earned a BS in Business Administration & Finance from the University of New Hampshire, and received both his MBA and MS in Finance from Boston College’s Wallace E. Carroll Graduate School of Management.

There are no arrangements or understandings between Mr. Donohue and any other person pursuant to which he was appointed as Chief Financial Officer. Mr. Donohue does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Donohue has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

In connection with Mr. Donohue’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Donohue entered into an executive employment agreement (the “Donohue Employment Agreement”), dated as of May 18, 2022, pursuant to which Mr. Donohue is entitled to an annual base salary of $375,000 and an annual target incentive bonus of 50% of the base salary, based on the achievement of the Company and individual annual performance goals. Pursuant to the Donohue Employment Agreement, if Mr. Donohue’s employment is terminated by the Company without “cause” or by Mr. Donohue following his resignation with “good reason” (each as defined in the Donohue Employment Agreement), he shall be entitled to: (1) continued payment of his base salary for a period of 12 months, (2) payment of an amount equal to 100% of his current year target bonus, paid in a lump sum within 60 days following his termination date, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, and (4) any vested options remaining exercisable for 12 months following his termination. If Mr. Donohue’s employment is terminated without cause or if he resigns with good reason within one year following a “change of control” (as defined in the Donohue Employment Agreement), he shall be entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Mr. Donohue’s benefits are conditioned, among other things, on his complying with customary restrictive covenants and non-solicitation provisions under the Donohue Employment Agreement and timely signing a general release of claims in our favor. In connection with his appointment as Chief Financial Officer, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee, also approved a grant of restricted stock units to Mr. Donohue under the Company’s 2021 Incentive Award Plan with an aggregate grant date fair value equal to $3,600,000, vesting in equal annual installments on the first three anniversaries of the date of grant, which date shall be the first regularly scheduled grant date after Mr. Donohue’s start date with the Company, subject to Mr. Donohue's continued employment with the Company. The Board, upon the recommendation of the Committee, has also approved an additional grant of 2,000 performance-based restricted stock units, which will vest based on the achievement of the Company’s 2022 bookings goal, with 50% of any earned award vesting on January 1, 2023 and 50% of any earned award vesting on January 1, 2024, subject to Mr. Donohue’s continued employment with the Company.

In addition, Mr. Donohue will enter into an officer indemnification agreement pursuant to which, among other things, the Company agrees to indemnify its officers and advance certain expenses to the fullest extent permitted by applicable law.

The foregoing description of the Donohue Employment Agreement is not complete and is qualified in its entirety by the full text of the Donohue Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 19, 2022, the Company issued a press release announcing the foregoing executive transitions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of May 18, 2022, between Evolv Technologies Holdings, Inc. and Mark Donohue*
99.1	Press Release, dated May 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Management contracts and compensatory plans or arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date:	May 19, 2022	By:	/s/ Peter George
		Name:	Peter George
		Title:	President & Chief Executive Officer